Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form F-1/A, of our report dated August 16, 2024, except for earnings per share computation that is dated November 19, 2024, relating to the Combined Financial Statements of Vantage Corp And Its Subsidiaries, which is included in this Registration Statement on the Form F-1/A.

We also consent to the incorporation in the Registration Statement on Form F-1/A of our report dated November 19, 2024, relating to Financial Statements of Vantage Corp (the Company), which is included in this Registration Statement on the Form F-1/A.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Audit Alliance LLP

Audit Alliance LLP

Singapore

February 28, 2025